Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C.  SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Steve Sanghi, certify, pursuant to 18 U.S.C.  Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Microchip Technology Incorporated on Form 10-Q for the period ended September 30, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Microchip Technology Incorporated.

By:	/s/ Steve Sanghi
Name:	Steve Sanghi
Title:	Chief Executive Officer and Chairman of the Board
Date:	November 7, 2017

I, J. Eric Bjornholt, certify, pursuant to 18 U.S.C.  Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Microchip Technology Incorporated on Form 10-Q for the period ended September 30, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Microchip Technology Incorporated.

By:	/s/ J. Eric Bjornholt
Name:	J. Eric Bjornholt
Title:	Vice President and Chief Financial Officer
Date:	November 7, 2017